UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2011

Double Eagle Holdings, Ltd.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

5403 Mc Chesney Drive, Charlotte, NC  28269

(Address of principal executive offices and zip code)

(786) 629-6657

    (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed in connection with the Company’s entry into an Employment Agreement.

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01  Entry Into a Material Definitive Agreement.
Item 3.02  Unregistered Sales of Equity Securities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,” “we,” “us,” and “our” refer to Double Eagle Holdings, Ltd., unless the context requires otherwise.

All dollar amounts in this report refer to U.S. dollars unless otherwise indicated.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2011, the Company entered into an employment agreement with Aitan Zacharin (the “Employment Agreement”) pursuant to which Mr. Zacharin became the Chief Marketing Officer and Chief Information Officer of the Company.  The term of the Employment Agreement is on an at-will basis from the execution date of the Employment Agreement unless terminated earlier in accordance with the terms of the Employment Agreement.  Mr. Zacharin shall receive a base salary of Eighteen Thousand Dollars ($18,000) per month, subject to the Company having sufficient funds, and received a sign-on bonus of 6,400,000 shares of common stock of the Company on the date of execution of the Employment Agreement.  Mr. Zacharin may also be entitled to receive a discretionary performance bonus based upon the sales and profitability of the Company payable in cash or equity in the sole and absolute discretion of both the Compensation Committee and the Board of Directors of the Company.  A copy of the Employment Agreement is filed herewith as Exhibit 10.1.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

In March 2011 we issued 6,400,000 shares of common stock of the Company in connection with the Employment Agreement described above.   These securities were issued in reliance on Section 4(2) of the Securities Act of 1933, as amended.  The issuance did not involve any general solicitation or advertising by us.  Certificates evidencing the securities contain a legend stating restrictions on transfer to which the securities are subject.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN DIRECTORS.

On March 25, 2011, the Company announced the appointment of Aitan Zacharin, age 27, as a member of the Board of Directors of the Company and as the Chief Marketing Officer and Chief Information Officer.

Mr. Zacharin has been an executive and corporate leader in the information technology and marketing industry. From 2004 to 2010 Mr. Zacharin served as Chief Executive Officer and President of Affilico, a large performance-based marketing and customer-acquisition firm, where he was responsible for the development and viral expansion of the company’s local digital marketing platform. In 2008 he founded Qualents, a leading provider of on-demand recruiting intel for the global staffing industry. He developed an intelligent recruiting platform to support top-tier staffing businesses in targeting passive candidates. The unique platform was developed to save hundreds of recruiting firms significant amounts of time and millions of dollars in sourcing qualified candidates.

Mr. Zacharin, holds dual Bachelor’s degrees from the University of South Florida in Tampa Bay, Florida. He is considered by his industry peers to be a strong visionary implementer, and successful operational manager. He has proven himself in simplifying current infrastructures while saving money and adding capability and capacity. Having worked in various management positions for over 9 years, he has gained substantial experience in creating and overseeing the management of successful organizations, and has a broad understanding of the intricacies facing private and public companies.

As of the date of this report, Mr. Zacharin has not been named to any committee of the Board of Directors. There are no family relationships between Mr. Zacharin and any other executive officers or directors of the Company.  Mr. Zacharin was not selected as a director or Chief Executive Officer pursuant to any arrangement or understanding with any other person, and does not have any reportable transactions under Item 404(a) of Regulation S-K.

Mr. Zacharin will not receive any additional compensation for his services as a director of the Company.

Item 9.01.   Financial Statements and Exhibits.

(a) – (c) Not applicable.

(d) Exhibits.

 The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 25, 2011, between the Company and Aitan Zacharin.*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLE EAGLE HOLDINGS, LTD.

Date: March 25, 2011	By:	/s/ Maurice E. Durschlag
	Name:	Maurice E. Durschlag
	Its:	Chief Executive Officer and Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of March 25, 2011, between the Company and Aitan Zacharin.*

*Filed herewith.